                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              UNION DRILLING, INC.

                                    ARTICLE 1
                                     OFFICES

                  SECTION 1.01 Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  SECTION 1.02 Other Offices . The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the
Corporation may require.

                  SECTION 1.03 Books. The books of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

                  SECTION 2.01 Time and Place of Meetings. All meetings of
stockholders shall be held at such place, either within or without the State of
Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

                  SECTION 2.02 Annual Meetings. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date and at such time as may be fixed from time to time by the
Board of Directors.

                  Any business to be conducted at an annual meeting, including, without limitation, any nominations for election to the Board of Directors, must be (a) specified in the notice of meeting (or any supplemental information)
given by or at the direction of the Board of Directors; (b) brought before the annual meeting by or at the direction of the chair of the meeting, the Board of
Directors, or a committee thereof; or (c) brought before the annual meeting, in compliance with the notice procedures set forth in this section, by any stockholder of the Corporation entitled to vote on such business.

                  A stockholder intending to nominate a candidate for election to the Board of Directors or to bring any other business before an annual meeting must give timely written notice thereof to the secretary of the
Corporation not later than 90 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders.

                  A stockholder's notice to the secretary shall set forth:

                  (a) as to each nominee for election to the Board of Directors,
(i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee,
(iii) the class and number of shares of stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information that would be required to be disclosed within a proxy solicitation for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of
1934, as amended, or any successor rule or regulation;

                  (b) as to each matter of any other business, (i) a brief
description of the business desired to be brought before the annual meeting and
(ii) the reasons for conducting such business at the annual meeting; and

                  (c) as to the stockholder proposing any such nomination or other business, (i) the name and record address of the stockholder; (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iii) any material interest of the stockholder in such nomination or business.

                  Unless otherwise expressly prescribed by law, the chair of the meeting shall reject any nomination for election to the Board of Directors, and shall refuse the consideration of any other business, which is not brought before the annual meeting in accordance with the provisions of this section.

                  SECTION 2.03 Special Meetings. Special meetings of
stockholders may be called by a majority of the total number of authorized directors, whether or not there exist any vacancies on the Board (a "Majority of the Entire Board") and shall be called by the Secretary at the request in writing of holders of record of at least 66 2/3% of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such time as may be stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

                  SECTION 2.04 Notice of Meetings and Adjourned Meetings;
Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as
the same exists or may hereafter be amended ("Delaware Law"), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place
(whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  SECTION 2.05 Quorum. Unless otherwise provided under the
certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum is not present or represented at a meeting of stockholders, the stockholders present in person or represented by proxy shall adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present in person or represented by proxy.

                  SECTION 2.06 Voting. (a) Unless otherwise provided in the
certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the
Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

                  (b) Each stockholder entitled to vote at a meeting of
stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.

                  Every proxy must be executed by the stockholder or his
attorney-in-fact. No proxy shall be valid after the expiration of three (3)
years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

                  SECTION 2.07 Action by Consent. (a) Except as otherwise
expressly prescribed by law and subject to the terms of any preferred stock
("Preferred Stock") of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the Corporation by delivery to its registered office in
Delaware, its principal place of business, or an officer or agent of the
Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the
Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                  SECTION 2.08 Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected (or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

                  SECTION 2.09 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

                  SECTION 2.10 List of Stockholders Entitled to Vote. The
officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held
(which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                    ARTICLE 3
                                    DIRECTORS

                  SECTION 3.01 General Powers. Except as otherwise provided in
Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of
Directors.

                  SECTION 3.02 Number, Election and Term of Office. (a) The
number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than fifteen. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.12 herein, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders. No decrease in the number of directors shall shorten the term of any incumbent director.

                  (b) The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Except as otherwise provided in the certificate of incorporation, the number of directors in each class shall be as nearly equal in number as possible. Each initial director in Class I shall be elected to an initial term of three (3) years, each initial director in Class II shall be elected to an initial term of two (2) years and each initial director of Class III shall be elected to an initial term of one (1) year. Each director shall serve until the election and qualification of his successor or his earlier resignation, death or removal from office. Upon the expiration of the initial term for each class of directors, the directors of each class shall be elected for a term of three (3) years.

                  SECTION 3.03 Quorum and Manner of Acting. Unless the
certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board of
Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 3.04 Time and Place of Meetings. The Board of
Directors shall hold its meetings at such place, either within or without the
State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the
Board of Directors).

                  SECTION 3.05 Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

                  SECTION 3.06 Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

                  SECTION 3.07 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the
written request of three directors. Notice of special meetings of the Board of
Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors. Notice of a special meeting need not be given to any director who submits a signed waiver of notice

whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

                  SECTION 3.08 Committees. The Board of Directors may, by
resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the
Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the
Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and unless the resolution of the Board of Directors or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  SECTION 3.09 Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  SECTION 3.10 Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of
Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  SECTION 3.11 Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the
Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and
unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 3.12 Vacancies. A majority of the directors then in office, even if less than a quorum, in their sole discretion, may elect a replacement director to serve during the unexpired term of any director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal or otherwise, and may elect directors to fill any newly created directorships created by the Board of Directors. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or

removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Except as otherwise expressly prescribed by law and subject to the terms of any Preferred Stock, the stockholders may not elect a replacement director to fill any vacancy on the
Board caused by death, resignation, retirement, disqualification, removal or otherwise, and may not elect directors to fill any newly created directorships created by the Board, unless a majority of the directors then in office shall have authorized the stockholders to fill any such vacancy. A replacement director elected to fill a vacancy shall be elected to serve during the unexpired term of the director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal or otherwise and until his successor is duly elected and qualified. At any election of directors by the Board of Directors to fill any vacancy caused by an increase in the number of directors, the terms of office for which candidates are nominated and elected shall be divided as set forth in Section 3.02(b) of this Article 3.

                  SECTION 3.13 Removal. Any or all of the directors may be
removed with or without cause by affirmative vote of the holders of 66 2/3% or more of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class.

                  SECTION 3.14 Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

                  SECTION 3.15 Interest of Director in a Transaction. No
contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                  (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of
Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                  (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of
Directors, a committee thereof, or the stockholders.

                  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

                                    ARTICLE 4
                                    OFFICERS

                  SECTION 4.01 Officers. The Board of Directors may elect a
Chairman of the Board of Directors and a Vice Chairman of the Board of
Directors. The Chairman and Vice Chairman of the Board of Directors may or may
not be officers of the Corporation, as determined from time to time by the Board of Directors. The officers of the Corporation shall be a President, one or more
Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

                  SECTION 4.02 Election, Term of Office and Remuneration. The
officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by or as directed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

                  SECTION 4.03 Subordinate Officers. In addition to the officers enumerated in Section 4.01 herein, the Corporation may have one or more
Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of
Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint and to remove any such subordinate officers, agents or employees.

                  SECTION 4.04 Removal. Except as otherwise permitted with
respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

                  SECTION 4.05 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 4.06 Powers and Duties. The officers of the
Corporation shall have such powers and perform such duties incident to each of their respective offices and such

other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

                                    ARTICLE 5
                               SHARE CERTIFICATES

                  SECTION 5.01 Form of Share Certificates. The shares of the
Corporation shall be represented by certificates, in such form as the Board of
Directors may from time to time prescribe, signed by the President, or a Vice
President, and by the Secretary, an Assistant Secretary, the Treasurer or an
Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar, as the case may be, at the date of issue.

                  SECTION 5.02 Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity as shall be prescribed by the Board of Directors.

                  SECTION 5.03 Transfer of Shares. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

                  SECTION 5.04 Registered Stockholders. Except as otherwise
provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

                                    ARTICLE 6
                               GENERAL PROVISIONS

                  SECTION 6.01 Fixing the Record Date. (a) In order that the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of

stockholders shall apply to any adjournment of the meeting; provided that the
Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the
stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the
Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of
Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of
Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of
Directors adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the
stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  SECTION 6.02 Dividends. Subject to limitations contained in
Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

                  SECTION 6.03 Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending on December 31 or such other period as may be prescribed by the Board of Directors.

                  SECTION 6.04 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and such other information as the
Board of Directors may from time to time determine.

                  SECTION 6.05 Voting of Stock Owned by the Corporation. The
Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant

                                       10

proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

                  SECTION 6.06 Amendments. A Majority of the Entire Board shall have the power, without the assent or vote of the stockholders, to adopt, amend, or repeal the By-Laws of the Corporation. Except as otherwise expressly prescribed by law, the stockholders may not adopt, amend, or repeal the By-Laws of the Corporation, except by the affirmative vote of the holders of 66 2/3% or more of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class.

                  SECTION 6.07 Indemnification; Expenses; Insurance. Each person who at any time shall serve or shall have served as a director or officer of the
Corporation (including any predecessor of the Corporation), or any person who while a director or officer of the Corporation is or was serving at the written request of the Corporation (in accordance with written procedures adopted from time to time by the Board of Directors) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from the Corporation as, and to the fullest extent, permitted by
Section 145 of Delaware Law or any successor statutory provision, as from time to time amended. The foregoing right of indemnification and to the advancement of expenses shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors of the Corporation, or other arrangement.

                  The Corporation may additionally indemnify, to the fullest extent permitted by law, any employee or agent of the Corporation who is not a director or officer of the Corporation in respect of service to the Corporation or to another entity at the request of the Corporation to the extent that the
Board of Directors at any time designates any such person as entitled to the benefits of this Section 6.07.

                  The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the written request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in such capacity or arising out of such person's status in such capacity, whether or not the Corporation would have the power to indemnify such person against that liability under this Section 6.07 or Delaware
Law.

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